OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RTW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
(952) 893-0403

NOTICE OF AND PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
JUNE 15, 2005

NOTICE
To the Holders of Common Stock of RTW, Inc.:
      The Annual Meeting of Shareholders of RTW, Inc. (the “Company”) will be held at the 8000 Building of Normandale Lake Office Park, skyway classroom, 8331 Norman Center Drive, Bloomington, MN 55437, on Wednesday, June 15, 2005 at 2:00 p.m. Minneapolis time, for the following purposes:

1.	To elect two (2) directors to serve until the 2008 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

3.	To amend the RTW, Inc. 1995 Employee Stock Purchase Plan to increase by 50,000 the number of shares authorized under the plan;

4.	To approve the RTW, Inc. 2005 Stock Plan; and

5.	To consider and act on such other business as may properly come before the meeting.
      The Company’s Board of Directors has fixed the close of business on April 22, 2005 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment or postponements thereof.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary
April 29, 2005
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

RTW, Inc.

PROXY STATEMENT

i

RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
(952) 893-0403

PROXY STATEMENT

GENERAL INFORMATION
Annual Meeting of Shareholders
      This Proxy Statement is furnished to shareholders of RTW, Inc., a Minnesota corporation (“RTW” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, June 15, 2005 at 2:00 p.m. Minneapolis time at the 8000 Building of Normandale Lake Office Park, skyway classroom, 8331 Norman Center Drive, Bloomington, MN 55437, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to shareholders of the Company on or about May 9, 2005.
Solicitation and Revocation of Proxies
      The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, but these persons will not be specifically compensated for such services.
      Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it before it is exercised either by submitting a new proxy bearing a date later than any prior proxy or by attending the meeting in person and completing a ballot at the meeting. All shares represented by timely, valid and unrevoked proxies will be voted at the annual meeting in accordance with the specifications indicated thereon. If no specification is indicated on a proxy, the proxy will be voted as recommended by the Board of Directors as described in this Proxy Statement.
      Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder and bring to the meeting a proxy issued in your name.
Voting Securities and Rights
      Only shareholders of record at the close of business on April 22, 2005 are entitled to vote at the Annual Meeting. On that date there were outstanding 5,389,065 shares of the Company’s common stock, no par value. Each holder of common stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A quorum, consisting of a majority of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.
      Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposals 2, 3 4 and 5, presented to the Company’s shareholders at this Annual Meeting must be approved by the affirmative vote of the holders of a greater of (a) a majority of the Company’s common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company that would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

      Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as un-voted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.
CORPORATE GOVERNANCE AND BOARD MATTERS
General
      Our Board of Directors is committed to sound and effective corporate governance practices. We regularly review our governance policies and practices, as well as the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission (“SEC”) and the new listing standards of The Nasdaq Stock Market (“Nasdaq”), and are taking steps to ensure compliance with the rules and regulations applicable to the Company. We intend to make our governance policies and procedures, as well as our current committee charters, available to the public on our website at www.rtwi.com. These documents may also be obtained by written request sent to our Investor Relations Department at:

RTW, Inc.
Investor Relations Department
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
ir@rtwi.com
The Board, Board Committees and Meetings
      Meeting Attendance. Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our Annual Meeting of Shareholders. During 2004, the Board of Directors met eleven times. Each of the directors attended at least 90% of the meetings of the Board and 85% of meetings of committees on which he or she served. All of our directors then serving and all nominees for directors to the Board attended our 2004 Annual Meeting of Shareholders.
      Committees of the Board of Directors. The Board of Directors has established an Audit Committee, a Compensation Committee and a Governance/ Nominating Committee. The composition and function of each Committee is set forth below:

Governance/
Director	Audit	Compensation	Nominating

John O. Goodwyne	X	Chairman	Chairman
David C. Prosser
Gregory D. Koschinska	Chairman	X	X
William J. Deters	X	X	X
Jeffrey B. Murphy
Vina L. Marquart			X
John W. Prosser
      Audit Committee. The Audit Committee oversees the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews any non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent auditors, reviews the Company’s audited financial statements prior to release to the public and conducts discussions with the Company’s independent auditors each quarter in connection with their quarterly review. Ernst & Young, LLP, the Company’s independent public accountants, report directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by Nasdaq listing standards and the Board of Directors has determined that Gregory D. Koschinska qualifies as an audit committee financial expert. The Audit Committee met seven times during 2004. The Audit Committee operates under a written charter first adopted and approved by the Board of Directors on June 7, 2000 and most recently amended on March 10, 2004. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department. The report of the Audit Committee begins on page 6.
      Compensation Committee. Among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s Chief Executive Officer. The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company’s qualified or unqualified benefits plans, including the Company’s stock option plans. John W. Prosser, a non-independent Board member, served as a member of the Compensation Committee from July 2004 until March 2005. He has resigned from the committee. Each of the remaining members is independent under Nasdaq listing standards. The Compensation Committee met eight times during 2004. The Compensation Committee operates under a charter approved by the Board. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department. The report of the Compensation Committee begins on page 19.
      Governance/ Nominating Committee. The Governance/ Nominating Committee has been formed to approve the nomination of individuals to serve as directors of the Company and recommend to the Board individuals to serve as members of the Board committees; to advise the Board with respect to Board composition, procedures and committees; to advise the Board with respect to the corporate governance guidelines and corporate governance matters applicable to the Company; and to oversee the evaluation of the Board. Each of its members is independent under Nasdaq listing standards. The Governance/ Nominating Committee operates under a written charter first adopted and approved by the Board on April 27, 2005. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department.
Director Independence
      The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of its directors and director nominees and has determined that David C. Prosser, John W. Prosser, and Jeffrey B. Murphy, the Company’s President and Chief Executive Officer, do not qualify as “independent” directors. Each of John O. Goodwyne, Gregory D. Koschinska, William J. Deters and Vina L. Marquart qualifies as “independent” under Nasdaq listing standards. Specifically, the Board has determined that:

•	Other than Mr. Murphy, no director is an officer or employee of the Company or its subsidiaries or affiliates;

•	No director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

•	No non-employee director has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director, except for David C. Prosser whose contract with the Company expired on March 31, 2004, John W. Prosser who was employed by the Company from October 2003 to December 2003 and Vina L. Marquart, whose employment terminated with the Company on March 31, 2002;

•	No director is, or was, within the past three years, employed by the independent auditors of the Company;

•	No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a director, nominee for director or a member of the immediate family of any director or nominee for director; and

•	No director is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded five percent of the Company’s consolidated gross revenues for the last fiscal year.

Director Nominations
      During 2004, the Board of Directors had not yet established a committee to oversee the identification, recruitment and selection of nominees for election as directors and this function of the Board was performed by the independent Board members. These independent Board members considered candidates for Board membership suggested by other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in of the Company’s Bylaws as described in the section of this Proxy Statement entitled “Shareholder Proposals for Nominees.”
      Board Nominees for the 2005 Annual Meeting. The nominees for this 2005 Annual Meeting of Shareholders were selected by the independent members of the Board. All nominees were elected by shareholders at the Company’s 2002 Annual Meeting. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance/ Nominating Committee may choose to do so in the future.
      The independent members of our Board of Directors were responsible for considering and selecting the nominees for election as directors at our Annual Meeting of Shareholders. The Board believes a nominee at a minimum should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members. Persons recommended by shareholders will be considered as nominees for directors in the same manner as other nominees.
      In addition, the Board believes that certain specific qualities or skills are necessary for one or more of the Company’s directors to possess. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the insurance industry in general and the workers’ compensation and disability sectors in particular, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission for purposes of the Sarbanes-Oxley Act of 2002.
Director Nominations by Shareholders
      The Company’s Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee’s eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting of Shareholders, or if the date of the Annual meeting will be different, the other dates specified by the Company. To be timely, shareholder nominations for the 2006 Annual Meeting of Shareholders by must be given to the Secretary of the Company between March 17, 2006 and April 16, 2006. The Company has not received a shareholder nominee for election as a director in the past ten years.
Remuneration of Members of the Board of Directors
      During 2004, members of the Board of Directors received an annual retainer of $6,000, $1,000 for each regular Board meeting attended and $400 for each Committee meeting attended. The Chairman of the Board of Directors received an annual retainer of $40,000. On March 8, 2005 and March 9, 2005 the Company’s Compensation Committee and Board of Directors increased the compensation payable to its non-employee directors. Retroactive to January 1, 2005, payable in equal quarterly installments, the Company will pay: (i) each non-employee director an annual fee of $25,000; (ii) the Chairman of the Board an annual fee of $65,000; (iii) the Chairman of the Audit Committee an annual fee of $45,000; and (iv) non-employee Board members who require an extra day of travel to attend meetings an annual fee of $35,000. The Company will pay the Chairman Emeritus an annual fee of $100,000.
      Under the terms of the current director compensation plan, each non-employee director, other than the Chairman Emeritus, is granted an option to purchase 2,500 shares of common stock upon initial election to the Board of Directors. If the non-employee director, other than the Chairman Emeritus, continues to serve as a member of the Board of Directors, the non-employee director is granted an option to purchase an additional 2,500 shares of common stock immediately following the Annual Meeting of Shareholders. The exercise price of options granted is 100% of the fair market value of the common stock on the date of grant. Each option has a term of ten years and vests and becomes exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the first, second and third annual anniversaries of the grant, if the non-employee director remains on or is re-elected to the Board. Options granted to non-employee directors may become fully vested under certain circumstances constituting a change in control of the Company.
      In 2004, the Company granted stock options to the following non-employee directors:

		Number of Shares
		of Common Stock	Exercise Price
Name	Date of Grant	Underlying Options	($/Share)

John O. Goodwyne	06/16/2004	2,500	$6.50
Gregory D. Koschinska	06/16/2004	2,500	$6.50
William J. Deters	06/16/2004	2,500	$6.50
Vina L. Marquart	06/16/2004	2,500	$6.50
John W. Prosser	06/16/2004	2,500	$6.50
Code of Ethics and Business Conduct
      We have adopted a Code of Ethics and Business Conduct (“Code”) applicable to all of the Company’s directors, officers (including its Chief Executive Officer and Chief Financial Officer), employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on our website (www.rtwi.com).

Report of the Audit Committee
      The Audit Committee charter, a copy of which is available on the Company’s website (www.rtwi.com), sets forth the Committee’s purposes and responsibilities. The three members of the Committee are named below. Each member is independent, as independence for audit committee members is defined by Nasdaq rules. The Board has determined, in its business judgment that each member of the Committee is financially literate as required by Nasdaq rules and that Gregory D. Koschinska qualifies as an “audit committee financial expert” as defined by SEC regulations.
      The Audit Committee met seven times during 2004. The Company’s independent registered public accounting firm, Ernst & Young, LLP was present at five of the meetings. At the end of each quarter, the Chairman of the Audit Committee discussed with Ernst & Young, LLP its findings and procedures relative to the quarterly reviews performed by Ernst & Young, LLP. The Audit Committee and Ernst & Young, LLP, had one executive session to discuss full year results and two executive sessions to discuss quarterly results. These meetings and discussions were designed to facilitate and encourage communication between the Audit Committee and Ernst & Young, LLP.
      In this context, the Audit Committee has reviewed the audited financial statements, discussed them with management and with Ernst & Young, LLP. The Audit Committee further discussed the matters required by Statement on Auditing Standards (SAS) No. 61, as amended by SAS 89 and SAS 90 (Audit Committee Communications) with Ernst & Young, LLP. In addition, the Audit Committee received the written disclosures required by Independence Standards Board No. 1 (independence discussions with Audit Committees) and discussed its independence from the Company and its management with Ernst & Young, LLP.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Company’s Board of Directors:
GREGORY D. KOSCHINSKA, CHAIRMAN      JOHN O. GOODWYNE      WILLIAM J. DETERS
PROPOSAL ONE — ELECTION OF DIRECTORS
      The Company’s Articles and Bylaws provide the Company will be managed by or under the direction of a Board of Directors of not less than three or more than twelve directors, with the actual number of directors determined by the Board. The Board currently has seven directors. Directors are elected at the Annual Meeting of Shareholders, except that vacancies on the Board of Directors between Annual Meetings and newly created directorships can be filled by vote of a majority of the directors then in office. Under the Company’s Articles, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class are elected for a term of three years.
      Two directors will be elected at the Annual Meeting to serve until the 2008 Annual Meeting of Shareholders. These directors will remain in office through their stated terms or until their successors are elected or they resign. The Board of Directors has nominated for election the persons named below, each of whom is currently a director of the Company and was elected as a director at a prior Annual Meeting of Shareholders. The two individuals named below have consented to being named as a nominee and have consented to serve, if elected. It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). Information about the nominees and directors filling unexpired terms and not standing for re-election is set forth below. Unless otherwise indicated, each nominee and each continuing director has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend. Information regarding the persons nominated for election follows.
Nominees Proposed for Election to Serve Terms Expiring in 2008:
      William J. Deters, age 68, became a director of the Company in May 2002. Mr. Deters is currently a director/advisor to entrepreneurial companies and an executive coach. Mr. Deters founded Apartment Search Inc., a private company in the apartment locating, advertising and marketing business, and served as its President and Chief Executive Officer from March 1986 through its sale to Times Mirror in December 1994. Mr. Deters also served as Vice Chairman to Apartment Search Inc. in its transition to Times Mirror from December 1994 to December 1997. Prior to that time, Mr. Deters also founded or co-founded and served in executive capacities for several companies including North Atlantic Technologies, Inc., a manufacturer of heat recovery equipment, and Great Places, Inc., a real estate development company.
      John W. Prosser, age 42, became a director of the Company in May 2002. Mr. Prosser was employed by the Company from October 2003 to December 2003 as a Vice President. Mr. Prosser has been the owner and President of Automotive Concepts, Inc., an automobile and van aftermarket customization, conversion and restoration service, since 1988. Mr. Prosser also serves on the board of Relate Counseling, a not-for-profit organization. John W. Prosser is the son of David C. Prosser.
      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE

Directors Serving Unexpired Terms:
      Jeffrey B. Murphy, age 43, was elected President and Chief Executive Officer in December 2003. He served as the Company’s Chief Financial Officer, Treasurer and Secretary from February 2000 until December 2003 and as Controller of the Company from October 1994 through January 2000. Mr. Murphy was Corporate Controller and held other management positions for Midcontinent Media, Inc., an owner and manager of radio and television stations, from 1989 to 1994. Prior to that time, Mr. Murphy served in various financial audit positions with Grant Thornton LLP, a regional Public Accounting and consulting firm, from 1983 to 1989. The Board elected Mr. Murphy as a director of the Company in March 2004. The shareholders elected Mr. Murphy to a three-year term at the 2004 Annual Meeting. Mr. Murphy’s term as a director expires in 2007.
      Gregory D. Koschinska, age 59, became a director of the Company in December 2001. He is the principal of Stoney Cove Enterprises, LLC, a financial consulting firm. Mr. Koschinska is a retired Partner from Larson, Allen, Weishair & Co. a regional Public Accounting and consulting firm, where he worked from 1974 until retiring in 2002. Mr. Koschinska serves on the Board of Directors of one entrepreneurial company and on the advisory board for two others. Mr. Koschinska is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants. Mr. Koschinska’s term as a director expires in 2007.
      Vina L. Marquart, age 53, became a director of the Company in May 2002. Ms. Marquart is currently employed as a public health nurse for Carver County, Minnesota. Ms. Marquart worked for the Company from 1983 through March 2002. Ms. Marquart served as the Company’s Vice President of Human Resources from February 2000 until March 2002. Prior to that time, she held various management positions within the Company including Operations Manager, General Manager of the Minnesota office and National Director of Case and Claim Management. Ms. Marquart is a Registered Nurse. Ms. Marquart’s term as a director expires in 2007.
      John O. Goodwyne, age 66, Chairman of the Board, became a director of the Company in December 2001. Mr. Goodwyne has been the owner and President of J N Johnson Sales & Services Inc., a Minneapolis contractor for fire protection systems and distributor of fire extinguishers since 1974 and the owner and

President of Low Voltage Contractors Inc., a Minneapolis contractor for installation and service of fire alarm, security and nurse call systems, since 1982. Mr. Goodwyne’s term as a director expires in 2006.
      David C. Prosser, age 80, Chairman Emeritus of the Board, became a director of the Company in 1983. Mr. Prosser previously served as Chairman of the Board of Directors from December 2001 through December 2003 and from 1983 until March 2000. Mr. Prosser served as President and Chief Executive Officer of the Company from its formation in 1983 until January 1998. Mr. Prosser was owner and President of Vocational Personnel Services, Inc., which merged into the Company in 1986. Mr. Prosser’s term as a director expires in 2006.

PROPOSAL TWO — APPOINTMENT OF INDEPENDENT AUDITORS
      At the Annual Meeting, a resolution will be presented to ratify the appointment by the Company’s Board of Directors of Ernst & Young, LLP, as independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and to perform other accounting services as determined by the Company’s Audit Committee. Ernst & Young, LLP has audited the financial statements of the Company as of and for the years ended December 31, 2001 through 2004.
      Ernst & Young, LLP has advised the Company that it has no direct financial interest or material indirect financial interest in the Company. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and will be available to respond to questions of the shareholders.
Principal Accountant Fees and Services
      In connection with the fiscal years ended December 31, 2004 and 2003, Ernst & Young, LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:

•	Audit Fees. Fees for audit services totaled $215,000 and $190,000 in 2004 and 2003, respectively, including fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, meetings with the audit committee and reviews of registration statements filed by the Company.

•	Audit Related Fees. There were no audit related fees provided by Ernst & Young, LLP, not included above, in either 2004 or 2003.

•	Tax Fees. Fees for tax services, including preparation of the corporate income tax returns and related filings and other tax compliance assistance, totaled $43,500 and $23,935 in 2004 and 2003, respectively.

•	All Other Fees. There were no other services provided by Ernst & Young, LLP, not included above, in either 2004 or 2003.
      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountant on a case-by-case basis, except that the Audit Committee may delegate the authority to pre-approve any engagement or service of less than $10,000 to one of its members, provided the member report such pre-approval at the next full Audit committee meeting. The Audit Committee, under its pre-approval process, has approved all of the services provided by the independent auditor during 2004 and 2003, including services related to the audit and tax fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Ernst & Young, LLP and determined that such services did not adversely affect the independence of Ernst & Young, LLP.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP

PROPOSAL THREE — APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE
STOCK PURCHASE PLAN TO INCREASE THE SHARES AUTHORIZED UNDER THE PLAN
      On January 11, 1995, the Board of Directors of the Company adopted the RTW, Inc. 1995 Employee Stock Purchase Plan. (The “1995 Purchase Plan”). RTW originally authorized the issuance of 37,500 shares under the 1995 Purchase Plan. RTW, with shareholder approval, increased the number of shares by 62,500 to 100,000 shares in 1998 and increased the number of shares by 50,000 to 150,000 in 2003. All share totals have been adjusted to reflect RTW’s 1996 three-for-two-stock split and 2002 one-for-two reverse stock split. The 1995 Purchase Plan was amended in 2004, with shareholder approval, to allow the granting of stock options and issuing of shares within 10 years of any increase in the number of shares authorized under the 1995 Purchase Plan.
Amendment to the Purchase Plan
      As of April 22, 2005, the Company has issued 137,192 shares under the Plan and has options outstanding to purchase approximately 20,705 additional shares in the current phase for which the Termination Date is April 15, 2006. The Board of Directors has approved an increase of 50,000 shares in the Plan and recommends shareholder approval of this amendment.
Summary of Plan
      Eligible employees elect to participate in the 1995 Purchase Plan through payroll deductions limited to 10% of a participant’s base pay for the term of the 1995 Purchase Plan. Any employee of the Company who has completed at least two weeks of service prior to the “Commencement Date” of a phase of the 1995 Purchase Plan is eligible to participate. As of each Commencement Date of a phase of the 1995 Purchase Plan, any eligible employee who elects to participate in the 1995 Purchase Plan is granted an option for as many full shares as he or she will be able to purchase through the payroll deduction procedure. The option rate for employees who participate is the lower of: (i) 85% of the fair market value of the shares on the Commencement Date of the phase; or (ii) 85% of the fair market value of the shares on the “Termination Date” of the phase, which is one year after the Commencement Date. Exercise of the option occurs automatically on the Termination Date of the Purchase Plan, unless a participant has given written notice prior to such date as to an election not to exercise.
      The 1995 Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code of 1954. If the 1995 Purchase Plan so qualifies, employees exercising options would not have a taxable transaction on exercise.
      The Company believes that the participation by employees in the 1995 Purchase Plan increases employee ownership in the Company and has provided an incentive to the Company’s employees to align their interest with those of the Company’s shareholders. Approximately 25 percent of eligible employees participated in the 1995 Purchase Plan year completed in April 2005.
Registration with SEC
      The Company has filed a Registration Statement covering the offering of the shares under the 1995 Employee Stock Purchase Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Three is adopted, the Company intends to file a similar Registration

Statement covering the 50,000 additional shares available for issuance under the 1995 Employee Stock Purchase Plan.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL FOUR — APPROVAL OF THE 2005 STOCK PLAN
Introduction — 1994 Stock Plan and 2005 Stock Plan
      On June 29, 1994, the Company’s Board of Directors adopted the RTW, Inc. 1994 Stock Plan (the “1994 Stock Plan”). The purpose of the 1994 Stock Plan is to attract and retain executives and other key employees, directors and consultants, as well as to reward such persons who contribute to the achievement of the Company’s success, by giving them a proprietary interest in the Company. The 1994 Stock Plan authorizes the granting of stock options, stock appreciation rights (“SARs”), restricted stock and deferred stock awards.
      The 1994 Stock Plan authorizes the issuance of a total of 1,000,000 shares of common stock pursuant to awards granted under the 1994 Stock Plan. At December 31, 2004, 198,811 shares had been issued under the Plan, there were total of 606,729 shares subject to outstanding options under the 1994 Stock Plan and 194,460 shares available for future grant. Under the 1994 Stock Plan, no incentive stock option may be granted after June 2004.
      According, on April 27, 2005, the Board of Directors adopted the RTW, Inc. 2005 Stock Plan (the “2005 Stock Plan”), subject to shareholder approval, and authorized the issuance of 300,000 shares under the 2005 Stock Plan. The purpose of the 2005 Stock Plan is to provide a continuing, long-term incentive to selected eligible officers and key employees of the Company and of any subsidiary corporation of the Company, to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.
      The Board of Directors has deemed it prudent to adopt the 2005 Stock Plan so that the Company has the flexibility to grant incentive stock options and to increase the total number of shares available for grants under awards under all Stock Plans. The Company intends to continue to grant non-qualified stock options under the 1994 Stock Plan and will continue to issue the annual non-employee director stock option grants under the 1994 Stock Plan until no more shares may be issued under the 1994 Stock Plan or until the Board terminates the 1994 Stock Plan.
Summary of the 2005 Stock Plan
      Number of Shares. The maximum number of shares of common stock reserved and available under the 2005 Stock Plan for awards is 300,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock). Shares of common stock covered by expired or terminated stock options may be used for subsequent awards under the 2005 Stock Plan.
      Eligibility and Administration. Officers and regular full-time executive, administrative, professional, production and technical employees of the Company and its subsidiaries, directors and consultants are eligible to be granted stock options under the 2005 Plan. Approximately 30 officers and other key employees and six non-employee directors are currently eligible to participate in the 2005 Stock Plan. The 2005 Stock Plan will be administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, each of whom is a “Non-Employee Director” as defined in the 2005 Stock Plan. The Committee has the power to determine when and to whom options will be granted, the term of each option, the number of shares covered by it and other terms and conditions of each option. The Committee also has the power to construe and interpret the 2005 Stock Plan, and establish and amend any rules and regulations it deems necessary or desirable for the proper administration of the 2005 Stock Plan.

      Stock Options. The Committee may grant stock options that qualify as “incentive stock options” under the Internal Revenue Code or as “non-qualified stock options” in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 2005 Stock Plan may be exercised during their respective terms as determined by the Committee. There is an annual cap of 100,000 on the number of shares granted to an optionee. Further, there is a cap each calendar year of $100,000 per optionee on the aggregate fair market value of the common stock underlying an incentive stock option that is exercisable for the first time. The 2005 Stock Plan also provides that no person may, during any fiscal year of the Company, receive stock options grants, stock appreciation rights or restricted stock grants under the 2005 Stock Plan that, in the aggregate, exceeding 100,000 shares.
      Term of Options. For employees who hold more than 10% of the voting power of the Company, the term of an incentive stock options may not be greater than five years. For employees who do not hold more than 10% of the voting power of the Company, the term of an incentive stock option may not be greater than ten years. The term for any non-qualified stock option may not be greater than a period of ten years and one day from the date of grant.
      Exercise Price. The exercise price per share purchasable under an incentive stock option may not be less than 110% of fair market value of the Company’s common stock on the date the option is granted if granted to an employee who holds more than ten percent (10%) of the Company’s voting power. If granted to an employee who does not hold more than 10%, the exercise price may not be less than 100% of such fair market value. The exercise price per share purchasable under a non-qualified stock option may not be less than 100% of fair market value of the common stock of the Company on the date the option is granted.
      Payment. The Company accepts payment for the exercise of each option in cash, or at the discretion of the Company, by delivery of common stock of the Company already owned by the optionee or by broker cashless exercise.
      Restrictions. An option may only be exercised by the optionee to whom granted during his or her lifetime. Incentive Stock Options under the 2005 Stock Plan are not assignable or transferable, except by will or the laws of descent and distribution. The Committee may, in its discretion, allow exercise of an option by a person other than an optionee or allow transfer of a non-qualified stock options to a limited group of persons.
      Restricted Stock. The Board of Directors (or the Committee) may issue shares of restricted stock to participants in the 2005 Stock Plan that are conditioned upon the achievement of specified performance goals or the passage of a period of time. The recipient of an award of restricted stock has no rights with respect to the stock unless and until the recipient has achieved those goals or the passage of time has occurred. As of the date of this Proxy, no restricted stock has been issued under the 1994 or 2005 Stock Plan.
      Deferred Stock. Similar to restricted stock, deferred stock awards may be issued under the 2005 Stock Plan which are conditioned upon the attainment of specified performance goals. The provisions of deferred stock awards and restricted stock awards need not be the same with respect to each recipient. As of the date of this Proxy, no deferred stock has been issued under the 1994 or 2005 Stock Plan.
      There is no express limitation on the duration of the 2005 Stock Plan, except for the requirement of the Internal Revenue Code of 1986, as amended, that all incentive stock options must be granted within ten years from the date the Plan is approved by the shareholders.
      Federal Income Tax Consequences. The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.
      An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.
      If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Capital gains treatment resulting from property held for more than 12 months will be taxed at the maximum rate of 20%. Individuals who hold stock for appropriate holding periods will be eligible for capital gain treatment.
      The grant of restricted stock will not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are not transferable and subject to restrictions creating a “substantial risk of forfeiture,” as intended by the Company. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally realize compensation income upon receipt of the award. Otherwise, any participant generally will realize taxable compensation income when any such restriction or deferral period lapses. The amount of the income will be the value of the common stock on that date, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction. One will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.
      Registration with the SEC. If Proposal Four is adopted, the Company intends to file a Registration Statement covering the 2005 Stock Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933.
      Shareholder Vote. Shareholder approval of the 2005 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.
      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE
PROPOSAL TO APPROVE THE 2005 STOCK PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
      The following table sets forth certain information as of April 22, 2005 with respect to the Company’s common stock beneficially owned by: (i) each director and director nominee; (ii) each person known to the Company to beneficially own more than five percent of the Company’s common stock; (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”); and (iv) all executive officers and directors as a group.

	Amount and Nature		Percentage of
	of Beneficial		Outstanding
Name and Address of Beneficial Owner	Ownership(1)(2)(3)		Shares(2)

David C. Prosser	713,138	(4)	13.3%
20645 Radisson Road Shorewood, MN 55331
First Wilshire Securities Management, Inc.	507,795	(5)	9.4%
600 South Lake Street, Suite 100 Pasadena, CA 91106
SKIRITAI Capital LLC	477,809	(6)	8.9%
601 Montgomery Street, Suite 1112 San Francisco, CA 94111
John W. Prosser	408,724	(7)	7.6%
6358 Oxbow Bend Chanhassen, MN 55317
Dimensional Fund Advisors, Inc.	325,010	(8)	6.0%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Jeffrey B. Murphy	150,318		2.7%
Alfred L. LaTendresse	98,087	(9)	1.8%
Vina L. Marquart	48,368		*
Keith D. Krueger	44,947		*
Patricia M. Sheveland	40,813		*
William J. Deters	39,440	(10)	*
John O. Goodwyne	25,165		*
David M. Dietz	21,900		*
Gregory D. Koschinska	14,565		*
All executive officers and directors as a group (11 persons)	1,605,465		28.2%

*	Indicates ownership of less than one percent.

(1)	Unless noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 22, 2005 are treated as outstanding only when determining the amount and percent owned by such person.

(3)	Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of April 22, 2005: Mr. John Prosser, 4,165 shares; Mr. Murphy, 128,882 shares; Mr. LaTendresse, 62,000 shares; Ms. Marquart, 4,165 shares; Mr. Krueger, 38,050 shares; Ms. Sheveland, 36,500 shares; Mr. Deters, 4,165 shares; Mr. Goodwyne, 9,165 shares Mr. Dietz, 21,900 shares; Mr. Koschinska, 9,165 shares; and all executive officers and directors as a group,

318,157 shares. Also includes shares held in the Company’s KSOP plan as follows: Mr. Murphy, 295 shares; Mr. Krueger, 30 shares and Ms. Sheveland, 2,737 shares.

(4)	Includes 25,970 shares owned by the David C. and Margaret F. Prosser Foundation of which Mr. Prosser is President and for which he serves as trustee and 159,519 shares held jointly by Mr. Prosser with his wife. Also includes 8,839 shares held by the David C. Prosser 1995 Unitrust, 16,845 shares held by the David C. Prosser 1994 Unitrust, and 65,456 shares held by the David C. Prosser 1997 Unitrust. Mr. Prosser’s daughter, Pamela Prosser Snyder, is the trustee of each of the above-mentioned Unitrusts.

(5)	Based on a Schedule 13F dated December 31, 2004 filed with the Securities and Exchange Commission.

(6)	Based on a Schedule 13D dated January 14, 2005 filed with the Securities and Exchange Commission.

(7)	Includes: (i) 31,725 shares owned by Polly Jane Wolner Children’s Trust; and (ii) 5,775 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser disclaims any beneficial ownership for shares held by these trusts.

(8)	Based on a Schedule 13F dated December 31, 2004 filed with the Securities and Exchange Commission.

(9)	Includes 11,500 shares owned by Mr. LaTendresse’s wife and 2,625 shares held by a trust for Mr. LaTendresse’s child, with respect to which Mr. LaTendresse disclaims beneficial ownership.

(10)	Includes 15,200 shares owned by W.G Securities Limited partnership, 100% owned by Mr. Deters and his wife, 5,475 shares owned by Mr. Deters’ wife, with respect to which Mr. Deters disclaims beneficial ownership and 14,600 shares owned by Deters Charitable Remainder Unit Trust, which Mr. Deters serves as the Trustee.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of common stock and other equity securities of the Company on a Form 4 or a Form 5. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2004 were timely filed except as follows: (1) the sale of common stock by Mr. LaTendresse’s child on February 17, 2004 reported late on Form 4 on February 20, 2004; (2) the purchase of common stock by Mr. Goodwyne on February 18, 2004 reported late on Form 4 on March 2, 2004; (3) the exercise of a stock option by Mr. Krueger on March 3, 2004 reported late on Form 4 on March 15, 2004; (4) the sale of common stock by Mr. David C. Prosser on June 28, 2004 reported late on Form 4 on July 1, 2004; (5) the sale of common stock by Ms. Marquart on July 29, 2004 reported late on Form 4 on August 3, 2004; (6) the sale of common stock by Mr. John W. Prosser on August 5, 2004 reported late on Form 4 on August 10, 2004; (7) the exercise of a stock option and sale thereof by Mr. LaTendresse on August 18, 2004 reported late on Form 4 on August 23, 2004; (8) the sale of common stock by Mr. David C. Prosser on September 2, 2004 reported late on Form 4 on September 8, 2004; and (9) the acquisition of common stock by the Deters Charitable Remainder Trust on November 18, 2004 reported late on Form 4 on November 23, 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers of the Company
      The Company has five executive officers, Jeffrey B. Murphy, Alfred L. LaTendresse, Keith D. Krueger, David M. Dietz and Patricia M. Sheveland. Information about Jeffrey B. Murphy, the Company’s President and Chief Executive Officer, may be found under the heading “Directors serving unexpired terms.”
      Alfred L. LaTendresse, age 56, has been with the Company since December 2001 and also served with the Company from June 1990 to December 1998. He rejoined the Company in December 2001 as Executive Vice President and further assumed the roles of Chief Financial Officer, Treasurer and Secretary in December 2003. Mr. LaTendresse served as Chief Operations Officer and Chief Financial Officer for Headwater Systems, Inc., a radio frequency identification technology company, from June 1999 to December 2001. Mr. LaTendresse initially joined the Company as Chief Financial Officer in 1990 and later became Secretary and Treasurer. Mr. LaTendresse departed from the Company in December 1998. Mr. LaTendresse served as a Director of the Company from July 1993 until January 1995 and from December 2001 to March 2004. Mr. LaTendresse is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants.
      Patricia M. Sheveland, age 46, was appointed Vice President — Case and Claim Management in January 2002. Ms. Sheveland joined the Company in April 1990 and has held various management positions of increasing importance including General Manager of Operations in the Colorado regional office and Director of Operations for the Colorado, Michigan and Massachusetts regions. Prior to joining the Company, Ms. Sheveland worked as an Occupational Nurse for Kmart Corporation. Ms. Sheveland is a Registered Nurse.
      Keith D. Krueger, age 47, joined the Company in September 1998 as the Director of Underwriting and Pricing for the Company’s Minnesota regional office. He was promoted to Director of Underwriting Services for the Company’s home office in October 1999 and served in this capacity until being promoted to Vice President — Underwriting and Sales in March 2002 (later renamed Vice President — Insured Products in December 2003). Prior to joining the Company, Mr. Krueger was a commercial lines underwriting manager for Citizens Security Mutual Insurance from June 1997 to August 1998. From March 1995 to May 1997, Mr. Krueger was Vice President — Underwriting and Marketing for American West Insurance. He is a member of the American Institute for Property and Liability Underwriters and holds the CPCU designation.
      David M. Dietz, age 38, was named Vice President — Alternative Products in December 2003 (later renamed Vice President — Absentia in January 2005). He joined the Company in July 2002 as the Director of Self-Insured Services in the Company’s home office. Mr. Dietz came to the Company with fourteen years of experience in the insurance industry. Prior to joining the Company, Mr. Dietz served as Senior Vice President, Marketing and Technical Sales for Paradigm, a subsidiary of Benfield Blanch, Inc. from September 2000 to July 2002. Mr. Dietz also served in various management roles for EBI Companies, Citizens Management, Inc., TIG Insurance and Sentry Insurance from 1989 to 2000.

Executive Compensation
      The following table shows, for the fiscal years ending December 31, 2004, 2003 and 2002, cash and other compensation paid by the Company to Jeffrey B. Murphy, the Company’s President and Chief Executive Officer, Alfred L. LaTendresse, the Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Patricia M. Sheveland, Vice President — Case and Claims Management, Keith D. Krueger, Vice President — Insured Products, and David M. Dietz, Vice President — Absentia (the “Named Executive Officers”).
Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				All Other	Underlying
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Options(#)

Jeffrey B. Murphy	2004	$250,000	$19,092	$6,149	115,000
President and Chief Executive Officer	2003	174,945	16,133	5,732	15,000
	2002	169,724	—	5,092	—

Alfred L. LaTendresse	2004	201,200	21,826	6,500	15,000
Executive Vice President,	2003	201,200	19,010	6,000	15,000
Chief Financial Officer, Treasurer and	2002	201,200	30,000	5,500
Secretary

Patricia A. Sheveland	2004	152,650	15,889	3,487	15,000
Vice President — Case and Claim	2003	145,600	13,816	2,184	14,900
Management	2002	145,350	—	—	7,500

Keith D. Krueger	2004	151,250	15,278	4,995	15,000
Vice President — Insured Products	2003	140,000	12,554	4,577	8,300
	2002	132,073	—	3,962	7,500

David M. Dietz	2004	152,300	15,622	5,037	9,500
Vice President — Absentia	2003	143,150	6,150	3,758	2,400
	2002	64,697	—	1,750	7,500

(1)	Bonuses for 2004 include $19,092, $21,826, $15,889, $15,278 and $15,622 paid to Mr. Murphy, Mr. LaTendresse, Ms. Sheveland, Mr. Krueger and Mr. Dietz, respectively, under the Company’s 2003 Annual Profit Sharing Plan.

Bonuses for 2003 include $16,133, $19,010, $13,816, $12,554 and $6,150 paid to Mr. Murphy, Mr. LaTendresse, Ms. Sheveland, Mr. Krueger and Mr. Dietz, respectively, under the Company’s 2002 Annual Profit Sharing Plan.

Bonuses for 2002 include (i) $30,000 in a “start bonus” paid to Mr. LaTendresse.

(2)	All other compensation for 2004 includes matching 401(k) contributions of $6,149, $6,500, $3,487, $4,995 and $5,037 for Mr. Murphy, Mr. LaTendresse, Ms. Sheveland, Mr. Krueger and Mr. Dietz, respectively.

All other compensation for 2003 includes matching 401(k) contributions of $5,732, $6,000, $2,184, $4,577 and $3,758 for Mr. Murphy, Mr. LaTendresse, Ms. Sheveland, Mr. Krueger and Mr. Dietz, respectively.

All other compensation for 2002 includes matching 401(k) contributions of $5,092, $5,550, 3,962 and $1,750 for Mr. Murphy, Mr. LaTendresse, Mr. Krueger and Mr. Dietz, respectively.

Option Grants During Fiscal Year
      The following table contains information concerning grants of stock options to the Named Executive Officers during fiscal year ended December 31, 2004:

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
		% of Total	Exercise		Price Appreciation for
		Options Granted	Price Per		Option Term(1)
	Options	to Employees	Share	Expiration
Name	Granted	in 2004	($/Share)	Date	5%	10%

Jeffrey B. Murphy	15,000	5.4%	$6.18	2/11/14	$58,299	$147,740
Jeffrey B. Murphy	100,000	36.1%	6.00	3/12/14	377,337	956,245
Alfred L. LaTendresse	15,000	5.4%	6.18	2/11/14	58,299	147,740
Patricia M. Sheveland	15,000	5.4%	6.18	2/11/14	58,299	147,740
Keith D. Krueger	15,000	5.4%	6.18	2/11/14	58,299	147,740
David M. Dietz	9,500	3.4%	6.18	2/11/14	36,922	93,569

(1)	Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.
Aggregated Option Exercises in 2004 and Option Values as of December 31, 2004
      The following table indicates the exercise of stock options during the fiscal year ended December 31, 2004 and the value of stock options by Named Executive Officers.

Value of Unexercised
	Shares		Underlying Unexercised	In-The-Money Option at
	Acquired on	Value	Options at Fiscal Year-End	Fiscal Year-End($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable(#)	Exercisable/Unexercisable(1)

Jeffrey B. Murphy	—	—	116,457/67,500	$401,300/$222,750
Alfred L. LaTendresse	36,000	$197,964	60,500/27,500	$412,570/$170,350
Patricia M. Sheveland	—	—	42,314/10,000	$170,617/$40,350
Keith D. Krueger	4,500	17,100	23,050/10,000	$116,329/$40,350
David M. Dietz			12,150/7.250	$67,627/$32,715

(1)	Value of unexercised options was calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2004 and the exercise price of the options. Fair market value was determined based on a per share price of $9.32, which was the closing price for the Company’s common stock on December 31, 2004, the last trading day in the Company’s fiscal year.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2004. Our 1994 Stock Plan is the only equity compensation plan and is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Number of Shares
	Number of Shares of		of Common Stock
	Common Stock to be	Weighted-Average	Remaining Available
	Issued Upon Exercise of	Exercise Price of	for Future Issuance
Equity Compensation Plans	Outstanding Options,	Outstanding Options,	Under Equity
Approved by Shareholders(1):	Warrants and Rights	Warrants and Rights	Compensation Plans(2)

1994 Stock Option Plan	606,729	$5.60	194,460

(1)	There are no equity compensation plans not approved by shareholders.

(2)	Excludes shares listed in the first column.
Comparative Stock Performance
      The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Insurance Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company’s last five fiscal years on $100 invested as of December 31, 1999 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Insurance Stock Index, assuming the reinvestment of all dividends:
Comparison of Five-Year Cumulative Total Return

	12/31/99	12/31/00	12/29/01	12/31/02	12/31/03	12/31/04

RTW, Inc.	$100.00	$72.84	$19.48	$14.61	$56.00	$81.04
Nasdaq Stock Market (U.S.)	$100.00	$60.32	$47.85	$33.08	$49.46	$53.83
Nasdaq Insurance Stocks	$100.00	$125.58	$134.64	$135.64	$167.62	$203.50
Employment Agreements
      Jeffrey B. Murphy. The Company and Mr. Murphy entered into an employment agreement dated March 12, 2004 that had an initial term beginning December 17, 2003 through March 31, 2005. Under this agreement, Mr. Murphy received an annual base salary of $250,000, subject to review annually for increase by the Board of Directors. In addition to base salary, Mr. Murphy is eligible for bonuses, expense reimbursements and health, dental, life and disability insurance consistent with that provided to other officers and employees. Additionally, Mr. Murphy was granted 100,000 options at $6.00 per share on March 12, 2004. The Board increased Mr. Murphy’s annual base salary to $275,000 effective April 1, 2005 and extended the contract for one year to April 2006. The agreement will continue to extend one year unless at least 30 days prior to the most recent anniversary of the agreement, either Mr. Murphy or the Company delivers to the other written notice of the intent not to extend the term of employment. In addition, the Company may terminate Mr. Murphy’s employment for cause and upon his death or disability.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      The Compensation Committee of the Board of Directors administers our executive compensation programs. The Committee is currently composed of independent, non-employee directors, none of whom was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company.
Report of the Compensation Committee
      This is a report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Goodwyne (Chairman), Koschinska and Deters, each of whom are non-employee directors. This report is not deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not otherwise deemed to be filed under either Act.
      The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of the executive officers of the Company. It also administers and grants awards under the 1994 Stock Plan.
      The Company’s policy with respect to the compensation of executive officers is based upon the following principles: (1) executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and (2) variable compensation should be established to provide incentive to improve performance and shareholder value. In determining executive officers’ annual compensation, the Compensation Committee considers the overall performance of the Company, as well as the particular executive officer’s position at the Company and the executive officer’s performance on behalf of the Company. Rather than applying a formulaic approach to determining annual compensation, the Compensation Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.
      During 2004, salaries of executive officers, including the Company’s Chief Executive Officer, were set at levels that recognized salary rates in the industry. The Company believes that such salaries approximate the salaries of similarly situated individuals at comparable companies. Mr. Murphy’s base salary was set at $250,000 on December 17, 2003 and subsequently increased to $275,000 on April 1, 2005, in recognition of the signing of the Minnesota Assigned Risk Plan contract, the successful increase in service revenue and the related launch of the Absentia Division and the Company’s exceeding profitability goals for 2004.
      Executive officers are all eligible for bonuses under the Company’s bonus plan, approved by the Compensation Committee and the Board of Directors. The plan is based upon the Company’s overall performance plus completing certain agreed upon goals. For 2004, the Compensation Committee established performance goals at which cash bonuses would be paid. Based upon realizing these goals, the Compensation Committee and the Board granted Mr. Murphy a $100,598 bonus for 2004, payable in 2005. The Compensation Committee has established specific performance goals as well as an overall plan for 2005 upon which cash bonuses will be paid.
      The Company provides long-term incentives to its executives and ties a portion of executive compensation to Company performance through grants of stock options under the RTW, Inc. 1994 Stock Plan. As part of his employment contract, in March 2004 the Company granted Mr. Murphy a stock option to purchase 100,000 shares for his services as President and Chief Executive Officer. Further, the Committee, in 2005, granted Mr. Murphy an option to purchase 10,000 shares under the Company’s bonus plan for 2004. In addition, the Committee, in 2004, granted Mr. Murphy an option to purchase 15,000 shares under the Company’s bonus plan for 2003. The Committee believes these grants are appropriate compensation for Mr. Murphy’s performance during 2004 and for his position and believe that the grants provide Mr. Murphy an additional incentive to improve the performance of the Company and the performance of its common stock in the market.

Submitted by the Compensation Committee of the Board of Directors:
JOHN O. GOODWYNE, CHAIRMAN      GREGORY D. KOSCHINSKA      WILLIAM J. DETERS
OTHER INFORMATION
Annual Report
      The Company’s Annual Report for the fiscal year ended December 31, 2004, which includes its Annual Report on Form 10-K as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K, excluding exhibits, but including financial statements and financial statement schedules, may be obtained by shareholders without charge upon written request to the Company’s Secretary at the address indicated in this Proxy Statement. Copies of the Annual Report on Form 10-K, including exhibits, are available on the Company’s website (www.rtwi.com) or the SEC’s website (www.sec.gov).
Proposals of Shareholders
      The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company expects that its 2006 Annual Meeting of Shareholders will be held on or about June 14, 2006. The Secretary of the Company must receive any shareholder proposal intended to be included in the Company’s proxy material for the 2006 Annual Meeting of Shareholders, no later than the close of business on January 9, 2006
      In addition, the Company’s bylaws contain a properly brought business provision. Under the bylaws, business must be of a nature that is appropriate for consideration at a regular meeting and must be: (i) specified in the notice of meeting; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting, or if the date of the Annual Meeting will be different, the other dates specified by the Company. To be timely, shareholder proposals for the 2006 Annual Meeting of Shareholders must be given to the Secretary of the Company between March 17, 2006 and April 16, 2006. Each notice by a shareholder must set forth: (i) a brief description of the business desired to be brought forth; (ii) the name and address of the shareholder proposing the business; (iii) the number of shares owned by the shareholder; and (iv) any material interest of the shareholder in the business proposed.
      A shareholder who wishes to make a proposal for consideration at the 2006 Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than March 25, 2006. If the notice is not timely, then the persons named on our proxy card for the 2006 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.
Contacting the Board of Directors
      Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at:

RTW, Inc.
c/o Corporate Secretary
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
      All communications will be received and processed by the Corporate Secretary. Communications received in writing will be distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received.

Other Matters
      The Board of Directors is not aware that any matter, other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended, will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxies shares in accordance with their best judgment on such matters.
      It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary
April 29, 2005

Appendix — A
RTW, INC.
2005 STOCK PLAN
      SECTION 1. General Purpose of Plan; Definitions.
      The name of this plan is the RTW, Inc. 2005 Stock Plan (the “Plan”). The purpose of the Plan is to enable RTW, Inc. (the “Company”) and its Subsidiaries to retain and attract executives and other key employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable these individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.
      For purposes of the Plan, the following terms are defined as set forth below:

a. “Board” means the Board of Directors of the Company as it may be comprised from time to time.

b. “Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

c. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

d. “Committee” means the Committee referred to in Section 2 of the Plan.

e. “Consultant” means any person performing services for the Company or any Parent Corporation or Subsidiary of the Company and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company.

f. “Company” means RTW, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

g. “Deferred Stock” means an award made pursuant to Section 8 below of the right to receive stock at the end of a specified deferral period.

h. “Disability” means permanent and total disability as determined by the Committee.

i. “Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

j. “Fair Market Value” of Stock on any given date will be determined by the Committee as follows: (a) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sale price on the principal such exchange or the Nasdaq Stock Market on the date in question, or if the Stock has been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq System, the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination will be final and binding on all parties.

k. “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

l. “Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

1

m. “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a “Non-Qualified Stock Option.”

n. “Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 60.

o. “Outside Director” means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition will be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

p. “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

q. “Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 7 below.

r. “Retirement” means Normal Retirement or Early Retirement.

s. “Stock” means the Common Stock of the Company.

t. “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

u. “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

v. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
      SECTION 2. Administration.
      The Plan will be administered by the Board of Directors or by a Committee appointed by the Board of Directors, consisting of not less than two Directors, all of whom must be Outside Directors and Non-Employee Directors, and who serve at the pleasure of the Board. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, unless the Plan specifically states otherwise.
      The Committee has the power and authority to grant to eligible employees, members of the Board of Directors, or Consultants, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, or (iv) Deferred Stock awards.
      In particular, the Committee has the authority:

(i) to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards may from time to time be granted hereunder;

2

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

(iii) to determine the number of shares to be covered by each such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and the shares of Stock relating thereto); and

(v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan may be deferred either automatically or at the election of the participant.
      The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it may, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv), and (v) above with respect to persons who are not executive officers of the Company.
      All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Plan participants.
      SECTION 3. Stock Subject to Plan.
      The total number of shares of Stock reserved and available for distribution under the Plan will be 300,000 shares. These shares may consist, in whole or in part, of authorized and unissued shares.
      Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, the shares will again be available for distribution in connection with future awards under the Plan.
      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, with the number of shares subject to any award always being a whole number. Such adjusted option price will also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.
      SECTION 4. Eligibility.
      Officers, other key employees of the Company and Subsidiaries, Directors and Consultants who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan will be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee may determine, in its sole discretion, the number of shares covered by each award.
      Notwithstanding the foregoing, no person may, during any fiscal year of the Company, receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards under this Plan that, in the aggregate, exceed 100,000 shares.
      SECTION 5. Stock Options.
      Any Stock Option granted under the Plan will be in such form as the Committee may from time to time approve.

3

      The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options may be granted more than 10 years after the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the Plan is approved by the shareholders. If the Plan is amended to increase the number of shares authorized for issuance, this 10-year period will automatically be extended to allow the granting of Incentive Stock Option for the additional shares for an additional 10 years from the earlier of (i) the date the amendment is adopted by the Board and (ii) the date the amendment is approved by the shareholders.
      The Committee has the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it will constitute a separate Non-Qualified Stock Option.
      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options may be interpreted, amended or altered, nor may any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence does not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option if the optionee consents in writing to the modification or amendment.
      Options granted under the Plan will be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems desirable.
      (a) Option Price. The option price per share of Stock purchasable under a Stock Option will be determined by the Committee at the time of grant. In no event may the option price per share of Stock purchasable under a Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price may be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.
      (b) Option Term. The term of each Stock Option will be fixed by the Committee, but no Incentive Stock Option may be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option may be no more than five years from the date of grant.
      (c) Exercisability. Stock Options will be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company. Notwithstanding anything contained in the Plan to the contrary, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board may, in its sole discretion, in connection with the Board’s adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following: (i) the acceleration of the exercisability of any or all outstanding Stock Options; (ii) the complete termination of this Plan and cancellation of outstanding Stock Options not exercised prior to a date specified by the Board (which date must give optionees a reasonable period of time in which to exercise vested options prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation); and (iii) the continuance of the Plan with respect to the exercise of options that were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to optionees holding such

4

options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of an option pursuant to the Plan will not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
      (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice must be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which has been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, by delivery of Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock may be issued until full payment for the shares has been made. An optionee will generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.
      (e) Non-transferability of Options. (i) No Incentive Stock Option is transferable by the optionee other than by will or by the laws of descent and distribution, and all Incentive Stock Options will be exercisable, during the optionee’s lifetime, only by the optionee; and (ii) The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Options to be granted to an optionee to be on terms that permit transfer by such optionee to (A) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, if (1) there may be no consideration for any such transfer, (2) the Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(f)(ii), and (3) subsequent transfers of transferred options will be prohibited except those in accordance with Section 5(e)(i). Following transfer, any such options will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, but (i) the term “optionee” will in such event be deemed to refer to the transferee, and (ii) the events of termination of employment of Sections 5(f), 5(g), 5(h) and 5(i) hereof will continue to be applied with respect to the original optionee, following which the options will be exercisable by the transferee only to the extent, and for the periods specified in such Sections.
      (f) Termination by Death. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.
      (g) Termination by Reason of Disability. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee

5

may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
      (h) Termination by Reason of Retirement. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
      (i) Other Termination. Unless otherwise determined by the Committee, if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option will thereupon terminate, except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option’s term.
      (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year may not exceed $100,000.
      (k) Directors Who Are Not Employees. Effective January 1, 2007 or such earlier date as the Board determines and the comparable provisions in Section 5(k) of the Amended RTW, Inc. 1994 Stock Plan are terminated, each year on the date of the annual meeting of shareholders, each person who is not an employee of the Company, any Parent Corporation or Subsidiary and is serving as a member of the Board of Directors of the Company immediately following such annual meeting, will automatically, without any Committee action, be granted a Stock Option to purchase 2,500 shares of the Company’s Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on such date. All such Stock Options will be designated as Non-Qualified Stock Options and will be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to employees of the Company, except that (i) the term of each such Stock Option will be ten years; and (ii) the Stock Option will become exercisable in three equal installments beginning one year from the date of grant. Upon termination of a person’s service as a Director of the Company, such Director will be allowed to exercise such Stock Option for a period of one year after the date on which such person ceased to be a Director, after which date the Stock Option, if not exercised, will terminate.
      SECTION 6. Stock Appreciation Rights.
      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, these rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.
      A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option will terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option will not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.
      A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee will be entitled to receive an amount determined in the manner prescribed in

6

paragraph (b) of this Section 6. Stock Options that have been so surrendered, in whole or in part, will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
      (b) Terms and Conditions. Stock Appreciation Rights will be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as may be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights will be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee will be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right has been exercised, with the Committee having the right to determine the form of payment.

(iii) Stock Appreciation Rights will be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

(iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related will be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

(v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.
      SECTION 7. Restricted Stock.
      (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee will determine the officers, key employees, members of the Board of Directors and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.
      (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock will not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

(i) Each participant will be issued a stock certificate with respect to shares of Restricted Stock awarded under the Plan. Such certificate will be registered in the name of the participant, and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RTW, Inc. 2005 Stock Plan and an Agreement entered into between the registered owner and RTW, Inc. Copies of such Plan and Agreement are on file in the offices of RTW, Inc., 8500 Normandale Lake Boulevard, Minneapolis, MN 55437.”

(ii) The Committee must require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any Restricted Stock award, the participant must deliver a stock power, endorsed in blank, relating to the Stock covered by such award.

7

      (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan will be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event may the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(ii) Except as provided in paragraph (c)(i) of this Section 7, the participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 12). Certificates for shares of unrestricted Stock will be delivered to the grantee promptly after, and only after, the period of forfeiture has expired without forfeiture in respect of such shares of Restricted Stock.

(iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction will be forfeited by the participant.

(iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

(v) Notwithstanding the foregoing, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board may, in its sole discretion, in connection with the Board’s adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following with respect to Restricted Stock Awards that are, on such date, still subject to a Restriction Period: (i) the removal of the restrictions on any or all outstanding Restricted Stock Awards; (ii) the complete termination of this Plan and forfeiture of outstanding Restricted Stock Awards prior to a date specified by the Board; and (iii) the continuance of the Plan with respect to the Restricted Stock Award that were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to participants holding Restricted Stock Awards the right to an equivalent number of restricted shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of a Restricted Stock Award pursuant to the Plan will not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
      SECTION 8. Deferred Stock Awards.
      (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee will determine the officers, key employees, members of the Board of Directors and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock will be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

8

      (b) Terms and Conditions.

(i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event may the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates will be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

(ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

(iii) Subject to the provisions of the award agreement and paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question will be forfeited by the participant.

(iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant’s Deferred Stock.

(v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

(vi) Each award must be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.
      SECTION 9. Transfer, Leave of Absence, etc.
      For purposes of the Plan, the following events will not be deemed a termination of employment:
      (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;
      (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and
      (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by statute or by contract, and the employee returns to work within 30 days after the end of such leave.
      SECTION 10. Amendments and Termination.
      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation may be made (i) that would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee’s or participant’s consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.
      The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment may impair the rights of any holder without his or her consent except to

9

the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.
      SECTION 11. Unfunded Status of Plan.
      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein gives any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, if the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
      SECTION 12. General Provisions.
      (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.
      All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.
      (c) Nothing contained in this Plan will prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan will not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor will it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.
      (d) Each participant must, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan will be conditional on such payment or arrangements and the Company and Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election must be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.
      (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant will be subject to a repurchase right in favor of the Company, pursuant to which the participant will be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash

10

consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.
      (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment will only be permissible if the Committee (or the Company’s chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).
      SECTION 13. Effective Date of Plan.
      The Plan will be effective on the date it is approved by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company’s shareholders.
      Approval by Board of Directors April 27, 2005

11

RTW, Inc.

ANNUAL MEETING OF SHAREHOLDERS

June 15, 2005
2:00 PM

8000 Building of Normandale Lake Office Park, skyway classroom
8331 Norman Center Drive
Bloomington, Minnesota 55437

RTW, Inc. 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437	proxy

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5.

The undersigned hereby appoints John O. Goodwyne and Alfred L. LaTendresse, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of RTW, Inc. of record in the name of the undersigned at the close of business on April 22, 2005, at the Annual Meeting of Shareholders to be held on June 15, 2005, or at any adjournment or adjournments, hereby revoking all former proxies.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1.	Election of directors:	01 William J. Deters (three-year term)	02 John W. Prosser (three-year term)	☐	Vote FOR	☐	Vote WITHHELD
					all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Ú	Please fold here	Ú

2.	Approval of Ernst & Young LLP as independent auditors of the Company for year ending December 31, 2005.	☐ For	☐ Against	☐ Abstain

3.	To amend the RTW, Inc. 1995 Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain

4.	To approve the RTW, Inc. 2005 Stock Plan.	☐ For	☐ Against	☐ Abstain

5.	In their discretion upon any other matters coming before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1, 2 3, AND 4 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” SUCH PROPOSALS IF THERE ARE NO SPECIFICATIONS.

Address Change? Mark Box Indicate changes below:	☐

Date

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.